ATEL Capital Equipment Fund VIII, LLC

                         Supplement dated June 30, 1999
                    to the Prospectus dated December 7, 1998
                    of ATEL Capital Equipment Fund VIII, LLC
                                  (the "Fund")
                        (to be used in conjunction with
                        supplement dated April 30, 1999)


The Fund's Prospectus is hereby supplemented as set forth on the following pages. This supplement is a part of and must be accompanied by the Fund's Prospectus dated December 7, 1998. Terms not otherwise defined herein have the meaning as defined in the Prospectus.

Equipment Acquisitions

Set forth below is a summary of the Equipment acquisitions and leases entered into or identified by the Fund as of the date of this supplement.

                             EQUIPMENT ACQUISITIONS


                                  Equipment              Commence        Acquisition    Indebt-    Lease       Lease
Lessee                               Type              Date(s) (1)         Price (2)   edness (3) Term (4)     Type (5)   Notes
------                               ----              -----------         ---------   ---------- --------     --------   -----

Leases Funded:
BJ's Wholesale Club, Inc.         Forklifts                Apr-99            $ 594,748      $ -      60          HP
Consolidated Diesel Company       Telephone System         Feb-99              406,030        -      55          HP
General Electric Company          Machining centers        Mar-99              352,000        -      84          HP       (6)
General Electric Company          Extruder systems         May-99              281,595        -      60          OL       (7)
General Electric Company          Machining centers        May-99              670,672        -      84          HP       (6)
General Electric Company          Machining centers        Aug-99              223,509        -      84          HP       (6)
General Electric Company          Radiographic Inspection  Jun-99               43,875        -      84          HP       (6)
                                     Facility
Omnicom Group, Inc.               Office Automation        Oct-98            1,749,913        -      36          HP       (8)
Omnicom Group, Inc.               Office Furniture         Oct-98              321,976        -      60          FP       (8)
Overnite Transportation Company   Conventional Tractors    Apr-99            2,080,400        -      48          OL

                                       1

                                  Equipment              Commence         Acquisition    Indebt-    Lease       Lease
Lessee                               Type              Date(s) (1)         Price (2)   edness (3) Term (4)     Type (5)   Notes
------                               ----              -----------         ---------   ---------- --------     --------   -----


Sebastiani Vineyards, Inc.        Bottle Filler            Jul-99              310,970        -      84          FP
Seamex International, Ltd.        Tug Supply Vessel        Dec-98            3,952,500        -      44          OL       (9)(10)
Southwest Airlines Company        Boeing 737 Aircraft      Mar-99            3,238,500        -      50          OL       (9)
Staples, Inc.                     Point of sale            Jan-99            2,410,939        -      60          FP
Staples, Inc.                     Point of sale            Apr-99              681,910        -      60          FP
Staples, Inc.                     Point of sale            May-99              204,571        -      60          FP
Staples, Inc.                     Forklifts                May-99              101,480        -      48          OL
TASC, Inc.                        Office Automation        Jul-99              369,506        -      36          FP
Transamerica Leasing, Inc.        Intermodal Containers    Dec-98           10,837,500        -     120          FP       (11)
Universal City Development        Point of sale            Apr-99              668,474        -      60          FP
   Partners
Universal Studios Florida         Office Automation        Jul-99              487,909        -      36          FP
Williams Distributed Power        Micro Turbine Systems    Feb-99 to
   Services, Inc.                                             Dec-99           280,500        -      60          HP       (12)
                                                                       ---------------- --------
     Total funded as of June 30, 1999:                                      30,269,477        -
                                                                       ---------------- --------

Leases Committed:
Emery Worldwide Airlines          Aviation                 Aug-99            6,090,000        -      34          OL
General Electric Company          Manufacturing            May-99 to         1,690,318        -      84          HP       (6)
                                                              Oct-99
General Electric Company          Manufacturing            May-99 to           211,092        -      84          HP       (6)
                                                              Oct-99
General Electric Company          Manufacturing            May-99 to         2,747,940        -      84          HP       (6)
                                                              Aug-99
General Electric Company          Manufacturing            May-99 to           218,405        -      60          OL       (7)
                                                              Jul-99
General Electric Company          Manufacturing            May-99 to           175,502        -      84          HP       (6)
                                                              Jul-99
Sebastiani Vineyards, Inc.        Food Processing          Jun-99               41,914        -      84          HP

                                       2

                                  Equipment              Commence         Acquisition    Indebt-    Lease       Lease
Lessee                               Type              Date(s) (1)         Price (2)   edness (3) Term (4)     Type (5)   Notes
------                               ----              -----------         ---------   ---------- --------     --------   -----


TASC, Inc.                        Office Automation        May-99 to           433,999        -      36          FP
                                                              Oct-99
Universal Studios Florida         Office Automation        May-99 to           647,782        -      36          HP
                                                              Oct-99
Williams Distributed Power        Micro Turbine Systems    Dec-99            3,544,500        -      60          HP       (12)
   Services, Inc.
                                                                       ---------------- --------
     Total committed as of June 30, 1999:                                   15,801,452        -
                                                                       ---------------- --------
     Total Acquisition Price:                                             $ 46,070,929      $ -
                                                                       ================ ========


NOTES

(1) In many cases, a Lease transaction is funded over a period of time according to the Lessee's requirements. Therefore, "Commence Date(s)" expressed as a range represents multiple Lease commencement dates occurring or anticipated under the same Lease line.

(2) "Acquisition Price" includes either amounts committed to Lessees for funding by the Program, or actual Equipment acquisition costs as of April 30, 1999. All figures are rounded to the nearest dollar. For any transactions which are not fully funded, the "Acquisition Price" may change as a result of ongoing fundings. To the extent that the transaction is not fully funded, the information in the table represents the Managing Member's best estimates as to the size, timing and terms of the transaction upon full funding, based on the outstanding lease commitment, its discussions with the lessee, the current and anticipated availability of Fund capital and other factors. There can be no assurance, however, that the portion of the transaction which has not been funded will be completed as described.

(3) "Indebtedness" is the original principal amount of the debt acquired or assumed by the Fund in order to acquire the Equipment and leverage the Acquisition Price of the Equipment. Although transactions may originally be purchased for all cash, the Managing Member may subsequently leverage equipment in order to achieve an overall debt-equity balance for the portfolio.

(4) "Lease Term" is expressed in terms of months, although actual Lease Terms may be monthly, quarterly, semiannual or annual.

(5) A designation of "FP" indicates that the aggregate rents to be received during the Lease Term equal or exceed the Acquisition Price of the Equipment. A designation of "HP" indicates that the aggregate rents to be received during the Lease Term equal or exceed 90% of the Acquisition Price of the Equipment. A designation of "OL" indicates that the aggregate rents to be received during the Lease Term are less than 90% of the Acquisition Price of the Equipment.

(6) Lessee is General Electric Company, by its division GE Aircraft Engines.

(7) Lessee is General Electric Company, by its division GE Plastics.

(8) Guaranteed by Omnicom Group, Inc. Actual lessees are various subsidiaries of Omnicom Group Inc.: The DDB Needham Worldwide Communications Group Inc.; Griffin Bacal Inc.; DDB Needham Chicago, Inc.; DDB Needham Dallas, Inc.; PGC
Advertising, Inc.; The Focus Agency, LP.; Elgin DDB Inc.; Group Management Services and TLP, Inc.

(9) Asset is held by a special purpose entity. Acquisition cost represents 51% of the total cost. The remaining 49% is owned by another program and continues to be managed by ATEL.

                                       3


(10) Guaranteed 40% by Seacor Smit, Inc. and 60% by Trasportacion Maritina Mexicana.

(11) Assets are on short-term sub-leases with various sub-lessees.

(12) Guaranteed by Williams Companies, Inc.


                     ATEL CAPITAL EQUIPMENT FUND VIII, LLC

Supplement dated June 30, 1999 to prospectus dated December 7, 1998 of ATEL Capital Equipment Fund VIII, LLC (the "Fund"). The following is an update to the equipment acquisition summary in the prospectus reflecting all lessees and equipment leased through June 30, 1999. This supplement is to be used in conjunction with Supplement dated April 30, 1999.


******

Consolidated Diesel Company
Moody's Credit Rating:(1)
NR

Lease Financing of
Siemens Telephone System

Lease Term(2)
55 months

Equipment Cost(3)
Fully Funded: $406,030

Commencement Date of Lease(4)
February 1999

******

Sebastiani Vineyards
Moody's Credit Rating:(1)
NR

Lease Financing of
Bottle Filler

Lease Term(2)
84 months

Equipment Cost(3)
Fully Funded: $310,970

Commencement Date of Lease(4)
July 1999

******

General Electric Company(5)
Moody's Credit Rating:(1)
Aaa

Lease Financing of
Machine Centers

Lease Term(2)
5 - 7 years

Equipment Cost(3)
Fully Funded: $ 1,246,181

Commencement Date of Lease(4)
March - August 1999

******

Overnite Transportation Company
Moody's Credit Rating:(1)
BaaCE

Lease Financing of
Conventional Tractors

Lease Term(2)
48 months

Equipment Cost(3)
Fully Funded: $2,080,400

Commencement Date of Lease(4)
April 1999

******

General Electric Company(6)
Moody's Credit Rating:(1)
Aaa

Lease Financing of
Extruder Systems

Lease Term(2)
60 months

Equipment Cost(3)
Fully Funded: $281,595

Commencement Date of Lease(4)
May 1999

******

Omnicom Group, Inc.(7)
Moody's Credit Rating:(1)
Baa1

Lease Financing of
Office Automation Equipment

Lease Term(2)
36 months

Equipment Cost(3)
Fully Funded: $1,749,913

Commencement Date of Lease(4)
October 1998

******

Omnicom Group, Inc.(7)
Moody's Credit Rating:(1)
Baa1

Lease Financing of
Office Furniture

Lease Term(2)
60 months

Equipment Cost(3)
Fully Funded: $321,976

Commencement Date of Lease(4)
October 1998

******

BJ's Wholesale Club, Inc.
Moody's Credit Rating:(1)
NR

Lease Financing of
Forklifts

Lease Term(2)
60 months

Equipment Cost(3)
Fully Funded: $594,748

Commencement Date of Lease(4)
April 1999

******

Universal Studios FloridaMoody's Credit Rating:(1)
NR

Lease Financing of
Office Automation Equipment

Lease Term(2)
36 months

Equipment Cost(3)
Fully Funded: $487,909

Commencement Date of Lease(4)
July 1999

******

Seamex International, Inc.(8)(9)
Moody's Credit Rating:(1)
Ba1

Lease Financing of
Tag Supply Vessel

Lease Term(2)
44 months

Equipment Cost(3)
Fully Funded: $3,952,500

Commencement Date of Lease(4)
December 1998

******

Southwest Airlines Company(8)
Moody's Credit Rating:(1)
A1

Lease Financing of
Boeing 737 Aircraft

Lease Term(2)
50 months

Equipment Cost(3)
Fully Funded: $3,238,500

Commencement Date of Lease(4)
March 1999

******

Staples, Inc.
Moody's Credit Rating:(1)
Baa2

Lease Financing of
Point of Sales Equipment

Lease Term(2)
60 months

Equipment Cost(3)
Fully Funded: $ 3,297,420

Commencement Date of Lease(4)
January - May 1999

******

TASC, Inc.
Moody's Credit Rating:(1)
NR

Lease Financing of
Office Automation Equipment

Lease Term(1)
36 months

Equipment Cost(2)
Fully Funded: $369,506

Commencement Date of Lease(3)
July 1999

******

Transamerica Leasing, Inc.(10)
Moody's Credit Rating:(1)
NR

Lease Financing of
Intermodal Containers

Lease Term(2)
120 months

Equipment Cost(3)
Fully Funded: $10,837,500

Commencement Date of Lease(4)
December 1998

******

Universal City
Development Partners
Moody's Credit Rating:(1)
NR

Lease Financing of
Point of Sale Equipment

Lease Term(2)
60 months

Equipment Cost(3)
Fully Funded: $668,474

Commencement Date of Lease(4)
April 1999

******

Staples, Inc.
Moody's Credit Rating:(1)
Baa2

Lease Financing of
Forklifts

Lease Term(2)
48 months

Equipment Cost(3)
Fully Funded: $101,480

Commencement Date of Lease(4)
May 1999

******

General Electric Company(5)
Moody's Credit Rating:(1)
Aaa

Lease Financing of
Radio Graphic Inspection Facility

Lease Term(2)
84 months

Equipment Cost(3)
Fully Funded: $43,875

Commencement Date of Lease(4)
June 1999

******

Williams Distributed Power
Services, Inc.(11)
Moody's Credit Rating:(1)
Baa1

Lease Financing of
Micro Turbine System

Lease Term(2)
60 months

Equipment Cost(3)
Fully Funded: $280,500

Commencement Date of Lease(4)
February - December 1999

******

Emery Worldwide Airlines
Moody's Credit Rating:(1)
NR

Lease Financing of
Aviation Equipment

Lease Term(1)
34 months

Equipment Cost(2)
Lease Commitment: $6,090,000

Commencement Date of Lease(3)
August 1999

******

Sebastiani Vineyards
Moody's Credit Rating:(1)
NR

Lease Financing of
Food Processing

Lease Term(1)
84 months

Equipment Cost(2)
Lease Commitment: $41,914

Commencement Date of Lease(3)
June 1999

******

General Electric Company(5)
Moody's Credit Rating:(1)
Aaa

Lease Financing of
Manufacturing

Lease Term(2)
5 - 7 years

Equipment Cost(3)
Lease Commitment: $218,405

Commencement Date of Lease(4)
May - October 1999

******

General Electric Company(4)
Moody's Credit Rating:(1)
Aaa

Lease Financing of
Manufacturing

Lease Term(2)
5 - 7 years

Equipment Cost(3)
Lease Commitment: $4,824,852

Commencement Date of Lease(4)
May - October 1999

******

TASC, Inc.
Moody's Credit Rating:(1)
NR

Lease Financing of
Office Automation Equipment

Lease Term(2)
36 months

Equipment Cost(3)
Lease Commitment: $433,999

Commencement Date of Lease(4)
May - October 1999

******

Universal Studios Florida
Moody's Credit Rating:(1)
NR

Lease Financing of
Office Automation Equipment

Lease Term(2)
36 months

Equipment Cost(3)
Lease Commitment: $647,782

Commencement Date of Lease(4)
May - October 1999

******

Williams Distributed Power Services, Inc.(10)
Moody's Credit Rating:(1)
Baa1

Lease Financing of
Micro Turbine System

Lease Term(2)
60 months

Equipment Cost(3)
Lease Commitment: $3,544,500

Commencement Date of Lease(4)
December 1999

******

                             ATEL Capital Equipment
                                 Fund VIII, LLC

                              Total Equipment Cost
                              As of June 30, 1999

                                 Funded to Date
                                  $30,269,477

                            Commitments to be Funded
                                  $15,801,452

                                   Total Cost
                                  $46,070,929



NOTES

(1) Credit Rating as listed by Moody's Investor Services as of the date of this supplement. "NR" signifies that either the company has no public debt or has not been issued a rating.

(2) "Lease Term" is expressed in terms of months, although actual Lease Terms may be monthly, quarterly, semiannual or annual.

(3) "Equipment Cost" includes either amounts committed to Lessees for funding by the Program, or actual Equipment acquisition costs as of April 30, 1999. All figures are rounded to the nearest dollar. For any transactions which are not fully funded, the "Equipment Cost" may change as a result of ongoing fundings. To the extent that the transaction is not fully funded, the information in the table represents the Managing Member's best estimates as to the size, timing and terms of the transaction upon full funding, based on the outstanding lease commitment, its discussions with the lessee, the current and anticipated availability of Fund capital and other factors. There can be no assurance, however, that the portion of the transaction which has not been funded will be completed as described.

(4) In many cases, a Lease transaction is funded over a period of time according to the Lessee's requirements. Therefore, "Commence Date(s)" expressed as a range represents multiple Lease commencement dates occurring or anticipated under the same Lease line.

(5) Lessee is General Electric Company, by its division GE Aircraft Engines.

(6) Lessee is General Electric Company, by its division GE Plastics.

(7) Guaranteed by Omnicom Group, Inc. Actual lessees are various subsidiaries of Omnicom Group Inc.: The DDB Needham Worldwide Communications Group Inc.; Griffin Bacal Inc.; DDB Needham Chicago, Inc.; DDB Needham Dallas, Inc.; PGC
Advertising, Inc.; The Focus Agency, LP.; Elgin DDB Inc.; Group Management Services and TLP, Inc.

(8) Asset is held by a special purpose entity. Acquisition cost represents 51% of the total cost. The remaining 49% is owned by another program and continues to be managed by ATEL.

(9) Guaranteed 40% by Seacor Smit, Inc. and 60% by Trasportacion Maritina Mexicana.

(10) Assets are on short-term sub-leases with various sub-lessees.

(11)  Guaranteed by Williams Companies, Inc.


Status of the Offering

As of June 30, 1999, the Fund had received and accepted subscriptions for 4,061,036 units for total subscriptions in the amount of $40,610,360. As of this date, the Fund had committed all of such proceeds to equipment costs, offering and organization expenses and capital reserves.